SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Mutual Release ("Agreement") is entered into between Azco Mining, Inc., Anthony Harvey ("Harvey"), ARH Management Ltd. ("ARH"), Alan Lindsay ("Lindsay"), and Alan Lindsay and Associates, Ltd. ("ALA") (the "parties").

     The following events have resulted in the execution of this Agreement:

     A. Azco entered into Management Agreements with ARH and ALA (the "Management Agreements"), which included provisions related to payments to ARH/Harvey and ALA/Lindsay in the event that the Agreements were terminated.

     B. Azco filed a lawsuit against Harvey, ARH, Lindsay and ALA, United States District Court for the District of Arizona Court Case No. CIV 002334 PHX SRB, seeking a declaration that the termination fee provisions of the Management Agreements were invalid (the "Complaint"). ARH and ALA filed a counterclaim against Azco seeking payment of amounts due under the termination fee provisions (the "Counterclaim".

     C.  The  parties   desire  to  settle  the  claims  in  the  Complaint  and
     Counterclaim in an orderly and cooperative fashion, as specified in this Agreement.

     THEREFORE, the parties agree as follows:

     1. Azco shall pay to ARH and ALA each the sum of $350,000. This amount is to be paid in an initial payment of $20,000 to each ARH and ALA, due upon the signing of this Agreement, and in monthly payments of $10,000 thereafter, with the entire balance due within 24 months of the date this Agreement is signed or upon sale of the Company, whichever is first. The monthly payments shall be due on July 10, 2002, and on the tenth day of each month thereafter. In addition, Azco shall pay to Harvey and Lindsay each an amount equal to one half of the total attorneys' fees expended by ARH, Harvey, ALA and Lindsay on this matter up to the date this Agreement is signed. ARH and ALA will present Azco with the entire attorneys' fees figure upon execution of this Agreement, but estimate the total to be approximately $42,000. One half of the total attorneys' fee amount is due upon execution of this Agreement, and the other half will be added to the principal to be paid pursuant to the terms set forth above.

     2. In addition to the sums set forth in paragraph (1), Azco shall provide Harvey and Lindsay each with 150,000 free shares of stock in Azco Mining, Inc., which shares shall be unrestricted as allowed pursuant to Rule S-8 of the Rules of the Securities and Exchange Commission. The shares shall be issued within one month of the date this Agreement is signed by the parties.

     3. The parties will execute a Stipulated Judgment for the entire amount agreed to in paragraphs (1) and (2) above, concurrently with the execution of this Agreement. That Judgment will be filed with the U.S. District Court in the matter identified above. A copy of the Judgment is attached as Exhibit A hereto. In addition, the parties will sign a Covenant Not to Execute, providing that ARH, Harvey, ALA and Lindsay agree not to execute on the Stipulated Judgment so long as the monthly payments are received by them no later than the 10th day of each month in which a payment is due. A copy of the Covenant Not to Execute is attached as Exhibit B hereto.

     4. The settlement amounts set forth in paragraph (1), above, shall be fully secured by the real property, structures and equipment owned by Azco and located at 7239 North El Mirage Road, subject to any current liens of record, as well as by a security interest in Azco's 30% ownership interest in the Piedras Verdes project. Copies of the documents conveying a security interest are attached as Exhibit C hereto.

     5. When the entire amounts set forth in paragraphs (1) and (2) above are paid in full, ARH, Harvey, ALA and Lindsay shall execute a Satisfaction of Judgment and shall release their security interests in the properties identified in paragraph (3) above.

     6. ARH, Harvey, ALA, and Lindsay, on behalf of themselves and their principals, officers, directors, former and current employees, attorneys, agents, heirs, successors and assigns, hereby unconditionally and forever release, acquit, and discharge Azco, its members, principals, officers, directors, former and current employees, attorneys, agents, heirs, successors, insurers and assigns, of and from any and all claims, charges, complaints, demands, liabilities, obligations, damages, penalties, fees, costs, expenses, and causes of action of every kind, nature and description whatsoever which they may have, or may hereafter have against them or any of them arising out of the Management Agreements between Azco and ARH and Azco and ALA.

     7. Azco, on behalf of itself and its principals, officers, directors, former and current employees, attorneys, agents, heirs, successors and assigns, hereby unconditionally and forever release, acquit, and discharge ARH, Harvey, ALA, Lindsay, their members, principals, officers, directors, former and current employees, attorneys, agents, heirs, successors, insurers and assigns, of and from any and all claims, charges, complaints, demands, liabilities, obligations, damages, penalties, fees, costs, expenses, and causes of action of every kind, nature and description whatsoever which Azco may have, or may hereafter have against them or any of them arising out of the Management Agreements between Azco and ARH and Azco and ALA.

     8. This Agreement is the complete and entire agreement between the parties. No oral amendments, modifications, waivers or other changes to this Agreement are binding or effective unless reduced to writing and executed by the parties to this Agreement. Each of the parties has had an opportunity to discuss the importance and content of this document with their respective legal counsel. In the event any provision or provisions of this Agreement are declared to be invalid by any court of competent jurisdiction such invalidity shall not affect the remaining terms and provisions of this Agreement which shall remain in full force and effect.

     9. This Agreement may be executed in multiple parts, and a facsimile signature shall be acceptable in lieu of an original signature.

     10. This Agreement shall be governed by the law of Arizona.

AZCO MINING, INC.                   ARH MANAGEMENT, LTD.

DATED: ____________________                 DATED: ____________________

By:______________________________   By:_____________________________________
Its:                                                 Its:



ALAN LINDSAY & ASSOCIATES, ANTHONY HARVEY
LTD.

DATED: ____________________                 DATED: ____________________

By:_____________________________    ________________________________________
Its:


ALAN LINDSAY

DATED: ____________________

___________________________